Exhibit 99.1

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS

We have made the following supplemental disclosures to the Joint Proxy Statement/Prospectus in connection with the proposed settlement of In re Hudson City Bancorp Shareholder Litigation, C.A. No. 7850, pending in the Delaware Court of Chancery, and In re Hudson City Bancorp, Inc. Shareholder Litigation, No. C-259-12, pending in the New Jersey Superior Court, Chancery Division. The parties have entered into a memorandum of understanding to settle the lawsuits pending in the Delaware Court of Chancery and the New Jersey Superior Court. Pursuant to the proposed settlement, we have agreed to provide the additional information set forth below. This supplemental information should be read in conjunction with the Joint Proxy Statement/Prospectus and the documents incorporated therein.

This supplement to Joint Proxy Statement/Prospectus is dated April 12, 2013.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document, including information included or incorporated by reference in this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving M&T’s and Hudson City’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and M&T and Hudson City assume no duty to update forward-looking statements.

In addition to factors previously disclosed in M&T’s and Hudson City’s reports filed with the SEC, the following factors among others, could cause actual results to differ materially from forward-looking statements or historical performance:

•

ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval by M&T shareholders and Hudson City stockholders, on the expected terms and schedule, particularly in view of the Federal Reserve issues that have caused a delay in obtaining a regulatory determination;

•	the additional delay in closing the merger;
•	difficulties and delays in integrating the M&T and Hudson City businesses or fully realizing cost savings and other benefits;
•	business disruption following the merger;
•	changes in asset quality and credit risk;
•	inability to sustain revenue and earnings growth;
•	changes in interest rates and capital markets;
•	inflation;
•	customer acceptance of M&T and Hudson City’s products and services;
•	customer borrowing, repayment, investment and deposit practices;
•	customer disintermediation;
•	the introduction, withdrawal, success and timing of business initiatives;
•	competitive conditions;
•	the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestiture;
•	economic conditions; and
•	the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

SETTLEMENT OF LITIGATION

On April 12, 2013, Hudson City Bancorp, Inc. (“Hudson City”), and M&T Bank Corporation (“M&T”), entered into a memorandum of understanding (the “MOU”) with plaintiffs regarding the settlement of eighteen putative class action lawsuits filed in the Delaware Court of Chancery and six putative class action lawsuits filed in the New Jersey Superior Court, Chancery Division, in response to the announcement that Hudson City and M&T had entered into a definitive agreement (the “Merger Agreement”) wherein Hudson City will merge with and into Wilmington Trust Corporation (“WTC”), a direct, wholly-owned subsidiary of M&T (the “Merger”).

As described in greater detail in the Joint Proxy Statement of Hudson City and M&T filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 22, 2013 (the “Joint Proxy Statement”), which was included in the final prospectus filed by M&T with the SEC pursuant to Rule 424(b)(3) on February 22, 2013, eighteen purported class action lawsuits related to the Merger were filed in the Delaware Court of Chancery against Hudson City, each of its current directors, M&T, and WTC, and were consolidated under the caption In re Hudson City Bancorp Shareholder Litigation, C.A. No. 7850 (the “Delaware Action”). Also as described in greater detail in the Joint Proxy Statement, six purported class action lawsuits related to the Merger were filed in the New Jersey Superior Court, Chancery Division against Hudson City, each of its current directors, M&T, and WTC, and were consolidated under the caption In re Hudson City Bancorp, Inc. Shareholder Litigation, No. C-259-12 (the “New Jersey Action”).

Under the terms of the MOU, Hudson City, M&T, the other named defendants, and plaintiffs have reached an agreement in principle to settle the Delaware Action and the New Jersey Action (collectively, the “Actions”) and release the defendants from all claims relating to the Merger, subject to approval of the New Jersey Superior Court. Under the terms of the MOU, plaintiffs’ counsel also has reserved the right to seek an award of attorneys’ fees and expenses. If the New Jersey Superior Court approves the settlement contemplated by the MOU, the Actions will be dismissed with prejudice.

The settlement will not affect the merger consideration to be paid to the Hudson City’s stockholders in connection with the proposed merger or the timing of the special meeting of Hudson City’s stockholders, scheduled for April 18, 2013 in Park Ridge, New Jersey, to vote upon a proposal to adopt the Merger Agreement.

Hudson City, M&T, and the other defendants deny all of the allegations in the Actions and believe the disclosures in the Joint Proxy Statement are adequate under the law. Nevertheless, Hudson City, M&T, and the other defendants have agreed to settle the Actions in order to avoid the costs, disruption, and distraction of further litigation.

SUPPLEMENTAL DISCLOSURES

Background of the Merger

The following disclosure replaces the first sentence of the first full paragraph on page 65 in the section of the Joint Proxy Statement entitled – “Background of the Merger” with regard to Hudson City’s exploratory discussions in 2011:

Beginning in the spring of 2011, Hudson City was contacted on an unsolicited basis by three third parties expressing an interest in exploring a possible acquisition of Hudson City.

The following disclosure supplements the first full paragraph on page 65 in the section of the Joint Proxy Statement entitled – “Background of the Merger” with regard to Hudson City’s exploratory discussions in 2011:

None of the third parties with which Hudson City engaged in exploratory discussions presented actionable proposals for a transaction.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Background of the Merger” on page 66 with regard to Hudson City’s preliminary discussions with Party A and Party B:

During May, June and July 2012, while on medical leave, Mr. Hermance participated in the exploratory discussions with Party A and Party B. Pursuant to the direction of the Hudson City board of directors in May 2012, Mr. Hermance called the Chief Executive Officer of Party A to propose reinstituting discussions about a potential strategic combination. An officer from Party B also contacted Mr. Hermance directly in 2012 to express Party B’s interest in reinstituting discussions. In the course of exploratory negotiations with Party A and Party B, Mr. Hermance continued to communicate with each of these parties.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Background of the Merger” on page 66 with regard to Hudson City’s exchange of due diligence materials with potential strategic partners:

During the course of due diligence with Party A, Party B and M&T, Hudson City provided materials responsive to the specific information requests of each party.

The following disclosure supplements the end of the third full paragraph on page 66 in the section of the Joint Proxy Statement entitled – “Background of the Merger” with regard to Hudson City’s exploratory discussions in 2011:

During this time, Hudson City did not reengage in discussions with the other third party, referred to as Party C, with which management had held exploratory discussions in 2011.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Background of the Merger” on page 66 with regard to Hudson City’s preliminary discussions with Party A and Party B:

Party A did not present a formal proposal to Hudson City. In addition, Hudson City’s board of directors believed that the prospects for obtaining regulatory approval of a transaction with M&T in a timely manner were greater than those for a transaction with Party A. In addition, Hudson City’s board of directors ultimately determined that M&T’s business model presented a better opportunity to accelerate the accomplishment of a variety of key elements of the strategic plan than with Party A. From the time that Hudson City reengaged in exploratory discussions with Party A and Party B in 2012 to the time of the announcement of a transaction with M&T, the Hudson City board of directors was not aware of any unsolicited expressions of interest from other third parties, including Party C, concerning a potential strategic transaction. As noted, Hudson City had entered into confidentiality agreements with certain potentially interested strategic partners during negotiations in 2011 and 2012, including Party A. The confidentiality agreement that Hudson City entered into with Party A contains a customary mutual standstill provision (a “standstill”) preventing either party from offering to purchase shares of, or engage in another form of business combination transaction with, the other party for two years without the prior written consent of the other party. In addition, the confidentiality agreement with Party A restricts each party from asking the other party for a waiver or amendment of the standstill.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Background of the Merger” on page 66 with regard to Hudson City’s discussion with M&T of potential terms for a strategic transaction:

M&T did not present any formal proposals for a potential transaction prior to its response on August 20, 2012 to the draft term sheet initially proposed by Hudson City on August 14, 2012.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Background of the Merger” on pages 66-67 with regard to the consideration, approval and adoption of the merger and the merger agreement by Hudson City board of directors:

Hudson City ultimately determined that a transaction with M&T was likely to be more favorable to Hudson City shareholders than the pursuit of the various initiatives considered in the strategic plan. Hudson City had concerns about the fact that full execution of the strategic plan would take an extended period of time, and the risks of and challenges inherent in a successful execution of the strategic plan given current economic conditions. As a result of discussions with M&T, Hudson City determined that the merger could be expected to accelerate the accomplishment of a variety of key elements of Hudson City’s new strategic plan. In making this determination, Hudson City considered the complementary nature of the capital and balance sheet structures, business strategies, customers and geographic markets of the two companies, which are expected to provide the opportunity to mitigate integration risks and increase potential returns. Hudson City considered, in particular, that the geographic scope of the two companies contains relatively little overlap, enabling them both to expand their businesses and for Hudson City to preserve retail jobs. Hudson City also considered that the nature of the capital structures, business strategies, customers and markets of the two companies would enable Hudson City to achieve goals it would have independently attempted to pursue in connection with its strategic plan. These factors, among others, informed Hudson City’s continued pursuit of a potential transaction with M&T.

Opinion of Hudson City’s Financial Advisor

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor” on page 75 under the heading “Hudson City Public Trading Multiples Analysis”:

With respect to the selected companies, the data J.P. Morgan presented included:

Trading Multiples (Sorted by Market Capitalization)

				Price as a multiple of:
Company	Share Price ($)	Market Cap ($mm)	52-wk high (%)	2013 EPS (x)	TBVPS (x)
New York Community Bancorp, Inc.	$13.16	$5,779	93.7%	12.6x	1.8x
People’s United Financial, Inc.	12.07	4,240	87.5%	14.4x	1.4x
Washington Federal, Inc.	16.15	1,720	87.7%	11.9x	1.0x
Astoria Financial Corporation	9.74	959	94.3%	15.2x	0.9x

Median			90.7%	13.5x	1.2x
Hudson City	6.44	$3,403	84.5%	11.9x	0.8x

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor” on pages 75-76 under the heading “Hudson City Dividend Discount Analysis”:

J.P. Morgan selected the range of discount rates of 11.0% to 13.0% based upon an analysis of the estimated cost of equity of Hudson City.

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor” on page 76 under the heading “M&T Public Trading Multiples Analysis”:

With respect to the selected companies, the detailed data J.P. Morgan presented included:

Trading Multiples (Sorted by Market Capitalization)

				Price as a multiple of:
Company	Share Price ($)	Market Cap ($mm)	52-wk high (%)	2013 EPS (x)	TBVPS (x)
BB&T Corporation	$31.11	$21,750	95.0%	10.3x	1.9x
Fifth Third Corporation	14.81	13,609	98.6%	9.6x	1.2x
KeyCorp	8.35	7,878	94.7%	9.8x	0.9x
Comerica Incorporated	30.75	5,950	90.4%	11.3x	0.9x
BOK Financial Corporation	57.08	3,890	95.1%	12.4x	1.5x
Zions Bancorporation	19.14	3,525	83.9%	11.0x	1.0x
Commerce Bancshares, Inc.	39.50	3,461	95.7%	12.9x	1.7x
Cullen/Frost Bankers, Inc.	56.19	3,450	91.9%	14.8x	1.9x
City National Bancshares Corporation	50.83	2,723	92.7%	13.3x	1.6x

Median			94.7%	11.3x	1.5x
M&T			97.6%	11.4x	2.1x

The following disclosure supplements the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor” on page 77 under the heading “M&T Dividend Discount Analysis”:

J.P. Morgan selected the range of discount rates of 9.0% to 11.0% based upon an analysis of the estimated cost of equity of M&T.

The following disclosure replaces the first paragraph on page 78 under the heading Value Creation Analysis in the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor”:

J.P. Morgan prepared a value creation analysis that compared the equity value of Hudson City (based on the dividend discount analysis) to the pro forma combined company equity value. J.P. Morgan determined the pro forma combined company equity value to be $13,776 million by calculating (x) the sum of (i) the equity value of Hudson City using the midpoint value determined in J.P. Morgan’s dividend discount analysis described above in “Hudson City Dividend Discount Analysis” ($3,074 million), (ii) the equity value of M&T using the midpoint value determined in J.P. Morgan’s dividend discount analysis described above in “M&T Dividend Discount Analysis” ) ($11,449 million) and (iii) the estimated present value of expense synergies, net of restructuring charges, as estimated by Hudson City management ($492 million), less (y) the cash consideration to be received by the holders of Hudson City common stock in the merger ($1,239 million).

The following disclosure supplements the last paragraph on page 79 in the section of the Joint Proxy Statement entitled – “Opinion of Hudson City’s Financial Advisor”:

The aggregate amount of compensation received by J.P. Morgan during the two years preceding the date of its opinion letter in respect of investment banking and treasury and cash management services provided to M&T was approximately $8 million.